CleanSpark Reports Third Quarter FY2024 Financial Results

FY2024 Third Quarter Revenue of $104.1 million, net loss of ($236.2) million and Adjusted EBITDA of ($12.7) million

Revenue grows 129% year over year

Current hashrate surpasses 22 EH/s

Partners with Coinbase on $50 million line of credit

LAS VEGAS, August 9, 2024 — CleanSpark, Inc. (Nasdaq: CLSK) (the "Company"), America's Bitcoin Miner®, today reported financial results for the three months ended June 30, 2024.

“We had a tremendous quarter with a 24% increase in hashrate during the quarter and an 21% increase in efficiency year to date. We are also executing on expansions into two new states, Tennessee and Wyoming,” said Zach Bradford, CEO. “We have made a strategic decision to best position the company to thrive now and into the future, recognizing the need to maximize efficiency of our miners and operations. Specifically, we determined to replace a substantial portion of our fleet before the miners reached the end of their originally expected life cycle. Although that decision has generated a non-cash expense that negatively affects our reported operating results for this quarter. We believe this is the most prudent step for the long-term success of the company. Our team has done an incredible job optimizing the efficiency of our deployed fleet to maximize profitability. We believe, based on information from independent third-party sources, that CleanSpark is currently the most efficient large-scale publicly traded Bitcoin miner.”

“CleanSpark weathered the challenges of the bitcoin halving with one of the most efficient mining portfolios as evidenced by our strong gross margins,” said Gary A. Vecchiarelli, CFO. “During the third quarter, we saw block rewards get cut by 50%, yet we managed to recognize only 7% less revenue by mining 1,583 bitcoin in the period. Additionally, we recognized a net loss primarily due to two non-cash factors: an unfavorable mark-to-market on the fair value of our large bitcoin holdings and an impairment on older, less-efficient miners. The non-cash impairment was directly attributable to a conscious strategic decision to upgrade and maintain one of the world’s largest and most efficient state-of-the-art mining fleets. We continue to have one of the strongest balance sheets in the industry and as a result I am happy to announce that we have also entered into a partnership with Coinbase where we have acquired a $50 million revolving line of credit collateralized by a portion of our bitcoin holdings. This line of credit will help us continue to take advantage of opportunities in the marketplace at a low cost of capital.”

Q3 Financial Highlights

Financial Results for the Three Months Ended June 30, 2024.

•
The Company increased its quarterly revenues to $104.1 million, an increase of $58.6 million, or 129% from $45.5 million for the same prior year period.
•
Net loss for the three months ended June 30, 2024 was ($236.2) million or ($1.03) basic income loss per share compared to a loss of ($14.1) million or ($0.12) loss per share for the same prior year period.

•
Adjusted EBITDA decreased to ($12.7) million, a decrease of ($26.0) million from $13.3 million in the prior year.

Balance Sheet Highlights as of June 30, 2024

Assets

•
Cash: $129.2 million
•
Bitcoin: $413.0 million
•
Total Current assets: $598.8 million
•
Total Mining assets (including prepaid deposits & deployed miners): $625.8 million
•
Total Assets: $1.48 billion

Liabilities and Stockholders' Equity

•
Current Liabilities: $67.0 million
•
Total Liabilities: $73.4 million
•
Total Stockholders' Equity: $1.40 billion

The Company had working capital of $531.9 million and $11.0 million of debt as of June 30, 2024.

Investor Conference Call and Webcast

The Company will hold its third quarter FY2024 earnings presentation and business update for investors and analysts today, August 9, 2024, at 1:30 p.m. PT / 4:30 p.m. ET.

Webcast URL: https://investors.cleanspark.com

The webcast will be accessible for at least 30 days on the Company's website and a transcript of the call will be available on the Company's website following the call.

About CleanSpark

CleanSpark (Nasdaq: CLSK) is America's Bitcoin Miner®. We own and operate multiple data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world's most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company’s expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: achieving our future growth plans; using the line of credit and realizing a lower cost of capital; closing on announced expansions; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and any subsequent filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Non-GAAP Measure

The Company presents adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States("GAAP"). The Company's non-GAAP "Adjusted EBITDA" excludes (i) impacts of interest, taxes, and depreciation; (ii) the Company's share-based compensation expense, unrealized gains/losses on securities, and, changes in the fair value of contingent consideration with respect to previously completed acquisitions, all of which are non-cash items that the Company believes are not reflective of the Company's general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) non-cash impairment losses related to long-lived assets (including goodwill); (iv) realized gains and losses on sales of equity securities, the amounts of which are directly related to the unrealized gains and losses that are also excluded; (v) legal fees related to litigation and various transactions, which fees management does not believe are reflective of the Company's ongoing operating activities; (vi) gains and losses on disposal of assets, the majority of which are related to obsolete or unrepairable machines that are no longer deployed; (vii) gains and losses related to discontinued operations that would not be applicable to the Company's future business activities; and (viii) severance expenses. The Company previously excluded non-cash impairment losses related to digital assets and realized gains and losses on sales of bitcoin from our calculation of adjusted

EBITDA, but has determined such items are part of the Company's normal ongoing operations and will no longer be excluding them from our calculation of adjusted EBITDA.

Management believes that providing this non-GAAP financial measure that excludes these items allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP adjusted EBITDA, management believes that adjusted EBITDA is also useful to investors and analysts in comparing the Company's performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate our bitcoin related revenues). For example, the Company expects that share-based compensation expense, which is excluded from adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, and directors. Additionally, management does not consider any of the excluded items to be expenses necessary to generate the Company's bitcoin related revenue.

The Company's adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in our industry, as other companies in the Company's industry may calculate non-GAAP financial results differently. The Company's adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating (loss) income or any other measure of performance derived in accordance with GAAP. Although management utilizes internally and presents adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by GAAP financial results.

Accordingly, adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company's Consolidated Financial Statements, which have been prepared in accordance with GAAP.

CLEANSPARK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)

	June 30, 2024	September 30, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$126,141	$29,215
Restricted cash	3,023	—
Receivable from equity offerings	31,158	9,590
Prepaid expense and other current assets	7,656	3,258
Bitcoin (see Note 2 and Note 5)	413,033	56,241
Note receivable from GRIID (see Note 6)	15,000	—
Derivative investment asset	1,692	2,697
Investment in debt security, at fair value	812	726
Current assets held for sale	320	445
Total current assets	$598,835	$102,172

Property and equipment, net	$568,393	$564,395
Operating lease right of use asset	2,872	688
Intangible assets, net	3,580	4,603
Deposits on miners and mining equipment	284,541	75,959
Other long-term assets	9,311	5,718
Goodwill	8,043	8,043
Total assets	$1,475,575	$761,578

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$56,488	$65,577
Current portion of operating lease liability	198	181
Current portion of finance lease liability	23	130
Current portion of long-term loans payable	9,665	6,992
Current liabilities held for sale	611	1,175
Total current liabilities	$66,985	$74,055
Long-term liabilities
Operating lease liability, net of current portion	721	519
Finance lease liability, net of current portion	—	9
Loans payable, net of current portion	1,314	8,911
Deferred income taxes, net	4,356	857
Total liabilities	$73,376	$84,351

Stockholders' equity
Preferred stock; $0.001 par value; 10,000,000 shares authorized; Series A shares; 2,000,000 authorized; 1,750,000 and 1,750,000 issued and outstanding, respectively	2	2
Common stock; $0.001 par value; 300,000,000 shares authorized; 235,525,077 and 160,184,921 shares issued and outstanding, respectively	236	160
Additional paid-in capital	1,817,128	1,009,482
Accumulated other comprehensive income	312	226
Accumulated deficit	(415,479)	(332,643)
Total stockholders' equity	1,402,199	677,227

Total liabilities and stockholders' equity	$1,475,575	$761,578

CLEANSPARK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share and share amounts)

	For the three months ended		For the nine months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues, net
Bitcoin mining revenue, net	$104,108	$45,427	$289,693	$115,661
Other services revenue	—	96	—	227
Total revenues, net	$104,108	$45,523	$289,693	$115,888

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown below)	45,180	20,681	108,374	63,179
Professional fees	4,368	2,225	8,149	8,806
Payroll expenses	17,150	10,405	49,291	29,957
General and administrative expenses	8,235	5,064	20,058	13,117
(Gain) loss on disposal of assets	(47)	—	2,281	3
Loss (gain) on fair value of bitcoin, net (see Note 2 and Note 5)	48,338	—	(107,406)	—
Impairment expense - bitcoin	—	740	—	1,017
Impairment expense - fixed assets	189,235	—	189,235	—
Impairment expense - other	—	—	396	—
Realized loss (gain) on sale of bitcoin	—	143	—	(762)
Depreciation and amortization	40,727	21,850	102,761	62,525
Total costs and expenses	$353,186	$61,108	$373,139	$177,842

Loss from operations	(249,078)	(15,585)	(83,446)	(61,954)

Other income (expense)
Other income	—	—	—	11
Change in fair value of contingent consideration	—	2,000	—	2,485
Unrealized gain (loss) on derivative security	1,188	105	(1,005)	(1,110)
Interest income	2,638	52	5,909	174
Interest expense	(485)	(689)	(1,557)	(2,377)
Total other income (expense)	$3,341	$1,468	$3,347	$(817)

Loss before income tax expense	(245,737)	(14,117)	(80,099)	(62,771)
Income tax (benefit) expense	(9,495)	—	3,499	—
Loss from continuing operations	$(236,242)	$(14,117)	$(83,598)	$(62,771)

Discontinued operations
(Loss) income from discontinued operations	$—	$(102)	$—	$1,061
Income tax expense	—	—	—	—
(Loss) income on discontinued operations	$—	$(102)	$—	$1,061

Net loss	$(236,242)	$(14,219)	$(83,598)	$(61,710)

Preferred stock dividends	—	—	3,421	—

Net loss attributable to common shareholders	$(236,242)	$(14,219)	$(87,019)	$(61,710)

Other comprehensive income	28	28	86	86

Total comprehensive (loss) income attributable to common shareholders	$(236,214)	$(14,191)	$(86,933)	$(61,624)

CLEANSPARK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Continued)

(Unaudited, in thousands, except per share and share amounts)

	For the three months ended		For the nine months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
(Loss) income from continuing operations per common share - basic	$(1.03)	$(0.12)	$(0.42)	$(0.72)

Weighted average common shares outstanding - basic	228,642,939	114,844,402	205,482,062	87,248,719

(Loss) income from continuing operations per common share - diluted	$(1.03)	$(0.12)	$(0.42)	$(0.72)

Weighted average common shares outstanding - diluted	228,642,939	114,844,402	205,482,062	87,638,134

Income on discontinued operations per common share - basic	$—	$—	$—	$0.01

Weighted average common shares outstanding - basic	228,642,939	114,844,402	205,482,062	87,248,719

Income on discontinued operations per common share - diluted	$—	$—	$—	$0.01

Weighted average common shares outstanding - diluted	228,642,939	114,844,402	205,482,062	87,638,134

CLEANSPARK, INC.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited, in thousands)

Three Months Ended June 30,
2024		2023
Net income (loss)	$(236,242)	$(14,219)
Adjustments:
Loss (income) on discontinued operations	—	102
Impairment expense - other	—	—
Impairment expense - fixed assets	189,235	—
Depreciation and amortization	40,727	21,850
Share-based compensation expense	2,946	5,947
Change in fair value of contingent consideration	—	(2,000)
Unrealized loss (gain) of derivative security	(1,188)	(105)
Interest income	(2,638)	(52)
Interest expense	485	689
Loss on disposal of assets	(47)	—
Income tax expense	(9,495)	—
Fees related to financing & business development transactions	2,862	85
Litigation & settlement related expenses	686	1,036
Total Adjusted EBITDA	$(12,669)	$13,333

	Three months ended March 31, 2024
Revenues, net
Digital currency mining revenue, net		$111,799
Other services revenue		—
Total revenues, net		$111,799

Net income		$126,735
Adjustments:
Depreciation and amortization		32,187
Share-based compensation expense		9,797
Impairment expense - other		396
Unrealized loss on derivative security		949
Interest income	(2,684)
Interest expense	526
Loss on disposal of assets	1,652
Income tax expense	11,595
Other[2]	676
Total Adjusted EBITDA		$181,829

We have not excluded the changes fair value of our bitcoin (loss of $48,338 and gain of $119,702 in the quarters ended June 30, 2024 and March 31, 2024, respectively), which we now record in our statement of operations, as provided for in ASC 350-60 and as discussed elsewhere in our Form 10-Q.

2 Includes fees and expenses related to litigation, settlements, financing & business development transactions.

Investor Relations Contact
Brittany Moore
702-989-7693
ir@cleanspark.com

Media Contact
Eleni Stylianou

702-989-7694
pr@cleanspark.com